Exhibit 99.1
RCN Reports Second Quarter 2007 Results
Revenue Grows to $159 million; EBITDA grows to $42 million
Revenue from Core Operations Up 5%
Commercial Revenue Up 13% Year-over-Year
10,000 Customers and 27,000 RGUs Added Since Second Quarter 2006
Herndon, VA, August 9, 2007 - RCN Corporation (NASDAQ: RCNI), a leading provider of video, data, and voice services to residential and business customers, today announced its results for the second quarter 2007.
“RCN’s second quarter results and accomplishments demonstrate sustained progress in all aspects of our balanced strategy,” stated James F. Mooney, Chairman of RCN’s board of directors. “Revenue from our core operations, which includes both our core residential and commercial businesses, grew 5% from last year as we further strengthened operating metrics, including higher residential ARPC, strong bundle rate and lower churn, and expanded our commercial business. We continued to raise operating leverage through cost containment and reduction, growing EBITDA by 24% and expanding EBITDA margin by approximately 400 basis points from last year to 24%, excluding non-recurring items. During the quarter we also made significant advances in asset portfolio management, completing our recapitalization and return of capital initiative, and announcing the pending acquisition of NEON Communications Group, a key strategic move for our commercial business. RCN’s progressive execution of our strategy positions us very well to capture revenue and profit growth opportunities in both our residential and commercial businesses and deliver another strong year.”
Second Quarter 2007 Results
•
Total revenue of $159 million increased 7% from $149 million in the second quarter of 2006 and 4% from $153 million in the first quarter of 2007. Second quarter 2007 results include a $4.4 million benefit related to a reciprocal compensation agreement. Excluding this benefit, total revenue of $155 million increased 4% from last year and 1% from last quarter. Revenue from our core operations, which includes both our core residential and commercial businesses, increased 5% from last year, driven by (i) 13% growth in commercial revenue, due primarily to continued demand for RCN’s high-quality transport services, and (ii) 3% growth in core residential revenue, resulting primarily from the addition of approximately 10,000 new customers and 27,000 revenue generating units (RGUs), as well as a slight increase in average revenue per customer (ARPC) to $109.

•
EBITDA of $42 million increased 20% from $35 million in the second quarter of 2006 and 15% from $36 million in the first quarter of 2007, driven by higher revenue and further decreases in SG&A as a percent of revenue. Second quarter 2007 results include net benefits of $5.1 million, including the $4.4 million revenue benefit described above, plus $0.7 million of direct cost benefits related to the settlement of disputed network charges, net of costs related to a franchise audit. Second quarter 2006 results include a $5.2 million benefit related to the settlement of disputed network charges. Excluding these benefits, second quarter EBITDA of $36.5 million increased 24% from last year and 1% from last quarter, and EBITDA margin of 24% grew approximately 400 basis points from last year. EBITDA is a non-GAAP financial measure — see “Non-GAAP Measures” below.

•	Capital expenditures were $33 million compared to $18 million in the second quarter of 2006 and $26 million in the first quarter of 2007.

•	RCN ended the quarter with $523 million in outstanding debt and $123 million in cash, cash equivalents, and short-term investments.

•	RCN had approximately 409,000 customers as of June 30, 2007 versus 407,000 as of March 31, 2007 and 399,000 customers as of June 30, 2006.
During the quarter, RCN completed its recapitalization initiative, which included a new $595 million senior secured credit facility, consisting of a $520 million term loan and a $75 million revolving line of credit. The new facility, along with cash on hand, was used to repay RCN’s then existing term loan of approximately $75 million, pay the cash portion of the consideration to holders who tendered their Second-Lien Convertible Notes of approximately $145 million, and pay a special cash dividend of $9.33 per share on all issued and outstanding RCN common stock, which totaled approximately $350 million. The Company also entered into a definitive agreement to acquire NEON Communications Group for up to $5.25 per share to add scale, network reach and commercial services growth potential.
Peter D. Aquino, President and Chief Executive Officer of RCN, stated, “During the second quarter, RCN steadily grew customers and accelerated new construction in our markets, with new subscribers continuing to adopt the triple play and to sign up through our newly launched eCommerce capability. RCN’s 100% digital video capability continues to be a differentiating competitive factor that supports the best HD viewing and digital content available. It also significantly increases our flexibility in designing special programming packages and accelerates the reclamation of analog video spectrum as part of our strategy for future growth. With this faster, smarter capability and the grant of the set top box waiver, we can focus on deploying set top boxes to achieve higher digital tier penetration and add-on digital purchases. On the business side, we re-launched our small business effort with product and service packaging specifically designed to serve the SMB customer’s needs. We also announced the NEON transaction, which when complete will advance RCN Business Solutions’ competitive strength in the Northeast and Mid-Atlantic regions. This investment is complementary to our previous acquisitions of CEC and divested MCI buildings. RCN now has three distinct growth engines, consumer, small business and enterprise/carrier, and we are investing in each to capture the large opportunities unique to RCN.”
2007 Financial Outlook
RCN has updated its full-year 2007 Outlook as follows:
•	Revenue of approximately $625-635 million, up $5 million from the previous 2007 Outlook

•	EBITDA of approximately $145-155 million, up $5 million from the previous 2007 Outlook

•	Capital expenditures of approximately $105-110 million, at the upper end of the previous 2007 Outlook
Michael T. Sicoli, Chief Financial Officer of RCN, stated, “Our second quarter results add to our track record of delivering solid operating and financial performance, and our adjusted 2007 outlook reflects this continued momentum. We are extremely pleased with the results of our successful recapitalization and return of capital initiative, and remain focused on executing against our balanced strategy of driving revenue growth, through both organic and strategic opportunities, while also driving margin expansion and cash flow growth.”
Non-GAAP Measures
In addition to the results presented in accordance with Generally Accepted Accounting Principles throughout this press release, RCN has presented non-GAAP financial measures, such as EBITDA, EBITDA Margin, and ARPC. RCN believes that these non-GAAP measures, viewed in addition to and not in lieu of its reported GAAP results, provide useful information to investors because they are an integral part of RCN’s internal evaluation of operating performance. In addition, they are measures that RCN uses to evaluate management’s effectiveness. A reconciliation to the comparable GAAP measures is available on page 8. RCN’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Second Quarter Conference Call
Management will conduct a conference call to discuss first quarter results and its strategic outlook today at 08:30 AM Eastern time. Please be sure to dial into the call 10 to 15 minutes before start time. The dial in number for the call is 888-529-1782, conference ID: 6243249. The call is also being webcast with an accompanying slide presentation, which can be accessed at http://investor.rcn.com/calendar.cfm. A replay of this conference call will be available from 11:30 AM today until 11:59 PM Eastern time on August 16. The dial in number for the replay is 706-645-9291; the conference ID is the same as above. The webcast and slides will also be archived on RCN’s website.
About RCN Corporation
RCN Corporation, http://www.rcn.com , is one of the largest facilities-based competitive providers of bundled cable, high-speed internet and phone services delivered over its own fiber-optic local network to residential customers in the most densely populated markets in the U.S. RCN Business Solutions is a growing business that also provides bulk video, high-capacity data and voice services to business customers. RCN provides service in the Boston, New York, Eastern Pennsylvania, Chicago and Washington, D.C. metropolitan markets. RCNI-Q
RCN Forward-Looking Statements
This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.

Contacts:	Richard Ramlall, SVP Strategic and External Affairs, RCN, 703-434-8430 Carolyn Capaccio, Lippert/Heilshorn & Associates, 212-838-3777
(Tables follow)

RCN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2007	2006	2007	2006

Revenues	$159,153	$149,352	$312,490	$285,175
Costs and expenses:
Direct expenses	54,271	47,795	107,352	95,245
Selling, general and administrative (including stock-based compensation)	69,817	71,538	139,213	139,460
(Recoveries) impairments, exit costs and restructuring	(2,228)	2,103	2,064	3,326
Depreciation and amortization	47,522	46,982	94,596	96,324

Operating loss	(10,229)	(19,066)	(30,735)	(49,180)

Investment income	2,840	1,335	4,734	3,092
Interest expense	(6,885)	(4,944)	(11,084)	(16,049)
Gain on sale of investment in unconsolidated entity	—	—	—	125,377
Loss on sale of assets	(509)	(414)	(648)	—
Loss on early extinguishment of debt	(63,928)	(3,183)	(63,928)	(19,251)
Other (expense) income, net	(794)	13	(794)	(1,838)

(Loss) income from continuing operations before income taxes	(79,505)	(26,259)	(102,455)	42,151
Income tax (benefit) expense	—	—	(511)	7,467

Net (loss) income from continuing operations	(79,505)	(26,259)	(101,944)	34,684
(Loss) income from discontinued operations, net of tax	(260)	952	1,787	971
Gain on sale of discontinued operations, net of tax	—	—	15,744	—

Net (loss) income	$(79,765)	$(25,307)	$(84,413)	$35,655

RCN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(Unaudited)

	June 30,	December 31,
	2007	2006
ASSETS

Current Assets:
Cash and cash equivalents	$33,600	$66,342
Short-term investments	89,526	58,173
Accounts receivable, net of allowance for doubtful accounts of $3,552 and $4,205	55,568	58,483
Prepayments and other current assets	21,086	13,025
Assets of discontinued operations	4,991	39,573

Total current assets	204,771	235,596

Property, plant and equipment, net of accumulated depreciation of $419,836 and $339,061	579,701	613,572
Intangible assets, net of accumulated amortization of $47,638 and $37,968	90,845	98,264
Long-term restricted investments	14,719	16,031
Deferred charges and other assets	12,486	11,918

Total assets	$902,522	$975,381

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current portion of long-term debt and capital lease obligations	$5,324	$871
Accounts payable	27,635	23,089
Advance billings and customer deposits	39,220	38,783
Accrued expenses and other	62,763	68,342
Accrued employee compensation and related expenses	12,918	18,108
Accrued exit costs	3,132	2,761
Current liabilities of discontinued operations	975	10,068

Total current liabilities	151,967	162,022

Long-term debt and capital lease obligations, net of current maturities	517,814	201,921
Other long-term liabilities	44,060	41,502

Total liabilities	713,841	405,445

Commitments and contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 37,861,966 and	379	374
37,455,912 shares issued and outstanding Additional paid-in-capital	425,924	722,589
Treasury stock, 146,094 and 56,758 shares at cost	(3,956)	(1,388)
Accumulated deficit	(236,069)	(151,656)
Accumulated other comprehensive income	2,403	17

Total stockholders’ equity	188,681	569,936

Total liabilities and stockholders’ equity	$902,522	$975,381

RCN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(Unaudited)

	For the six months ended June 30,
	2007	2006

Cash flows from operating activities:	$(101,944)	$34,684

Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Loss on early extinguishment of debt	63,928	19,251
Non-cash stock-based compensation	11,768	9,666
Gain on sale of investment in unconsolidated entity	—	(125,377)
Depreciation and amortization	94,596	96,324
Other	(14,951)	(20,624)

Net cash provided by operating activities	53,397	13,924

Cash flows from investing activities:
Additions to property, plant and equipment	(52,561)	(31,002)
Proceeds from sale of discontinued operations and other assets	44,951	326
Investment in acquisitions and intangibles, net of cash acquired	(2,250)	(37,260)
(Increase) decrease in short-term investments	(31,376)	23,987
Proceeds from sale of investment in unconsolidated entity	—	307,467
Other	1,069	662

Net cash (used in) provided by investing activities	(40,167)	264,180

Cash flows from financing activities:
Payments of long-term debt, including debt premium	(216,250)	(371,785)
Payment of debt issuance costs	(4,968)	(4,412)
Debt proceeds	520,000	75,000
Dividend payments	(347,074)	—
Purchase of treasury stock	(2,568)	(1,394)
Payments of capital lease obligations	(28)	(306)
Proceeds from the exercise of stock options	4,916	4,040

Net cash used in financing activities	(45,972)	(298,857)

Net decrease in cash and cash equivalents	(32,742)	(20,753)
Cash and cash equivalents at beginning of the period	66,342	70,906

Cash and cash equivalents at end of the period	$33,600	$50,153

RCN CORPORATION
SELECTED OPERATING METRICS

	Q2 2007	Q1 2007	Q2 2006
Revenues (Consolidated):
Video	66,391	66,060	62,244
Data	32,639	32,171	30,021
Voice	27,957	28,431	30,449
Other	1,851	1,546	1,994

Total Core Residential	128,838	128,208	124,708
Commercial	22,763	21,650	20,222

Revenue from Core Operations	151,601	149,858	144,930
Dial — Up	2,316	2,562	3,352
Recip Comp / Other	5,236	917	1,070

Total	$159,153	$153,337	$149,352

RGUs:
Video	355,000	354,000	352,000
Data	270,000	265,000	242,000
Voice	248,000	248,000	252,000

Total RGUs	873,000	867,000	846,000

Number of Customers	409,000	407,000	399,000

% Customers in Bundles	67%	67%	66%

Average Monthly Revenue Per Customer (ARPC)	$109	$108	$108

RCN Corporation
Non-GAAP Reconciliation
(1) EBITDA is defined as net income (loss) plus income (loss) from discontinued operations net of tax, gain on sale of discontinued operations net of tax, income tax benefit (expense), other (expense) income net, loss on early extinguishment of debt, (loss) gain on sale of assets, gain on sale of investment in unconsolidated entity, interest expense, investment income, depreciation and amortization, non-cash stock-based compensation and other special items including impairments, exit costs and other charges. EBITDA margin represents EBITDA divided by total revenues. We believe that EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses represent non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. EBITDA is a calculation commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the cable industry. EBITDA, as defined above, may not be similar to EBITDA measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations.

	For the three months ended			Guidance
	June 30,	March 31,	June 30,	For the year ended
($ in thousands)	2007	2007	2006	December 31, 2007
Net loss	$(79,765)	$(4,648)	$(25,307)	$(150,000 – $140,000)
Gain on sale of discontinued operations, net of tax	—	(15,744)	—	(16,000)
Loss (income) from discontinued operations, net of tax	260	(2,047)	(952)	—
Income tax benefit	—	(511)	—	—
Other expense (income), net	794	—	(13)	—
Loss on early extinguishment of debt	63,928	—	3,183	64,000
Loss on sale of assets	509	139	414	—
Interest expense	6,885	4,199	4,944	32,000
Investment income	(2,840)	(1,894)	(1,335)	(8,000)
Depreciation and amortization	47,522	47,074	46,982	190,000
Non-cash stock-based compensation expense	6,513	5,255	4,507	33,000
(Recoveries) impairments, exit costs & restructuring	(2,228)	4,293	2,103	—

EBITDA	41,578	$36,116	34,526	$145,000 – 155,000
EBITDA Margin	26.1%	23.6%	23.1%
(2) Average monthly revenue per customer, or ARPC, is an industry metric that measures revenues, excluding certain commercial and other residential revenue (consisting of dial-up and reciprocal compensation) per period divided by the average number of customers during that period. We believe that ARPC provides useful information concerning the appeal of our service offerings and our rate plans. ARPC as defined above may not be similar to ARPC measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. ARPC reflects the new customer and RGU reporting methodology effective as of January 1, 2006; amounts may not be comparable to those reported prior to December 31, 2005.

	For the three months ended
($ in thousands)	June 30, 2007	March 31, 2007	June 30, 2006
Total Revenues	$159,153	$153,337	$149,352
Less: Certain Commercial Revenue	(18,709)	(17,798)	(16,688)
Less: Other Residential Revenue	(7,552)	(3,479)	(4,422)

Customer Revenues	132,892	$132,060	$128,242
ARPC	$109	$108	$108
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